Exhibit 99.3

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT BETWEEN
ADELPHIA COMMUNICATIONS CORPORATION AND COMCAST
CORPORATION

     This Amendment, dated June 24, 2005 (this “Amendment”), amends the Asset Purchase Agreement, between Adelphia Communications Corporation (“Seller”) and Comcast Corporation (“Buyer”), dated as of April 20, 2005 (the “Comcast Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Comcast Purchase Agreement.

     WHEREAS, the parties hereto desire to amend the Comcast Purchase Agreement pursuant to Section 9.2 thereof to clarify certain provisions contained therein.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Section 9.5 of the Comcast Purchase Agreement shall be amended by inserting immediately following the phrase “cause each and every Debtor, including each that is an Asset Transferring Subsidiary hereunder,” the phrase: “but in each case excluding any Debtor that is a Transferred Joint Venture Entity” and adding at the end of such Section the sentence: “Nothing in this Section 9.5 is intended to supersede the provisions of paragraphs 4 and 5 of the Bankruptcy Court’s order of April 21, 2005 entitled Supplemental Order.”

     2. The definition of “Seller JV Partner” shall be amended and replaced in its entirety as follows:

     “Seller JV Partner” means (a) with respect to Century, a newly formed limited liability company that is disregarded as an entity separate and apart from its owner for income Tax purposes and whose sole member shall be Century Exchange, LLC, a Delaware limited liability company (“New Century Exchange LLC”), (b) with respect to Parnassos, (i) a newly formed limited liability company that is disregarded as an entity separate and apart from its owner for income Tax purposes and whose sole member shall be Montgomery Cablevision, Inc., a Pennsylvania corporation (“New Montgomery LLC”) and (ii) a newly formed limited liability company that is disregarded as an entity separate and apart from its owner for income Tax purposes and whose sole member shall be Adelphia Western New York Holdings L.L.C., a Delaware limited liability corporation (“New Adelphia Western LLC”) and (c) with respect to Western, (i) New Montgomery LLC and (ii) New Adelphia Western LLC.”

     3. Schedule 3.2(b) of the Seller Disclosure Schedule hereby shall be deemed to reflect (a) the transfer of Century Exchange, LLC’s interest in Century to New Century Exchange LLC, (b) the transfer of Montgomery Cablevision, Inc.’s interests in Parnassos and Western to New Montgomery LLC and (c) the transfer of Adelphia Western New York Holding L.L.C.’s interests in Parnassos and Western to New Adelphia Western LLC.

     4. The definition “Transferred Joint Venture Subsidiaries” shall be amended to insert immediately prior to the period at the end thereof, the following phrase: “, but shall not include Empire Sports Network and its Subsidiaries”.

     5. Section 5.11(b) of the Comcast Purchase Agreement shall be amended by: (a) deleting the phrase: “70 days” in the first sentence of such Section and substituting for it the phrase: “80 days”; (b) deleting the word: “seventieth” in each place it appears in the first sentence of such Section and substituting for it, in each case, the word: “eightieth”; (c) deleting the phrase: “40 days” in the second sentence of such Section and substituting for it the phrase: “50 days”; and (d) deleting the phrase “20 days” in the third sentence of such Section and substituting for it the phrase: “30 days”.

     6. Section 5.11(c) of the Comcast Purchase Agreement shall be amended by deleting the phrase: “70 days” in the first sentence of such Section and substituting for it the phrase: “80 days”.

     7. Section 5.11(d) of the Comcast Purchase Agreement shall be amended by: (a) deleting the phrase: “70 days” in the second sentence of such Section and substituting for it the phrase: “80 days” and (b) deleting the word: “seventieth” in the second sentence of such Section and substituting for it the word: “eightieth”.

     Except as specifically amended by this Amendment, the Comcast Purchase Agreement will remain in full force and effect and is hereby ratified and confirmed. This Amendment shall be construed as one with the Comcast Purchase Agreement, and the Comcast Purchase Agreement shall, where the context requires, be read and construed so as to incorporate this Amendment.

     This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Amendment.

     This Amendment shall be governed by and construed in accordance with the Comcast Purchase Agreement.

     IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.

ADELPHIA COMMUNICATIONS
CORPORATION

By:	/s/ Brad Sonnenberg

	Name:	Brad Sonnenberg
	Title:	Executive Vice President,
General Counsel and Secretary

COMCAST CORPORATION

By:	/s/ Robert S. Pick

	Name:	Robert S. Pick
	Title:	Senior Vice President

Acknowledged and approved:

TIME WARNER NY CABLE LLC

By:	/s/ Satish R. Adige

	Name:	Satish R. Adige
	Title:	Sr. V.P., Investment

Amendment No. 1 to Comcast Purchase Agreement